UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

MISCOR Group, Ltd.
(Exact name of registrant as specified in its charter)

Indiana	000-52380	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 234-8131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed pursuant to a Current Report on Form 8-K, on March 5, 2009, MISCOR Group, Ltd. (the “Company”) received a letter (the “Letter”) from its senior secured lender, Wells Fargo Business Credit, a division of Wells Fargo Bank, National Association (the “Lender”), relating to that certain Credit and Security Agreement dated January 14, 2008, as amended, by and among the Company, Magnetech Industrial Services, Inc. (“MIS”), Martell Electric, LLC (“Martell”), HK Engine Components, LLC (“HK”), Magnetech Power Services, LLC (“MPS”), Ideal Consolidated, Inc. (“Ideal”), 3-D Service, Ltd. (“3D”), and American Motive Power, Inc. (“AMP” and together with the Company, MIS, Martell, HK, MPS, Ideal and 3D, the “Borrowers” and each a “Borrower”) and Lender (the “Credit Agreement”).  The Letter stated that, based upon Lender’s review of the Borrowers’ internal unaudited financial statements for the twelve-month period ending December 31, 2008 (which statements had not been audited), the Borrowers were in default of the financial covenant contained in Section 6.2(b) of the Credit Agreement, which required the Company to achieve, during the fiscal year ending December 31, 2008, Net Income (as defined in the Credit Agreement) of not less than $1,000,000 (the “Default”).

On April 14, 2009, the Borrowers and Wells Fargo executed a Fourth Amendment to Credit and Security Agreement and Limited Waiver of Defaults (“Fourth Amendment”).  The Fourth Amendment waived the Default, and also waived an undeclared event of default – noncompliance with the debt service coverage ratio covenant for the year ending December 31, 2008, contained in Section 6.2(d) of the Credit Agreement – subject to the limitation that the waiver is effective only in this specific instance and for the specific purpose for which it is given, and will not entitle Borrowers to any other or further waiver in any similar or other circumstances.  The Fourth Amendment also amended the Credit Agreement in the following respects:

•	eliminated the minimum net income and debt service coverage ratio covenants for the year ending December 31, 2009;
•	adjusted the minimum book net worth covenant to $38,750,000 as of December 31, 2009;
•	incorporated a monthly minimum EBITDA covenant commencing in April, 2009;
•	reduced the revolving credit line limit to $11,000,000 (from $13,750,000);
•	reset the interest rate on the revolving credit line and term notes to the Daily Three Month LIBOR plus 5.25% effective April 14, 2009; and
•	suspended interest payments on the Company’s subordinated debt to the Company’s President and Chief Executive Officer, John A. Martell.

In connection with the Fourth Amendment, the Company agreed to pay Lender a waiver fee equal to $100,000, payable in two installments of $50,000 each, on the date of execution of the Fourth Amendment and on the date 60 days following the execution date.

A copy of the Fourth Amendment is incorporated by reference herein.

On April 14, 2009, the Company and its President and Chief Executive Officer, John A. Martell, executed an Amendment to the Promissory Note Dated January 1, 2004 (the “Note Amendment”), which modified the terms of the $3,000,000 promissory note originally executed by the Company in favor of Martell on January 1, 2004 (the “Note”).  Under the terms of the Note Amendment, monthly principal and interest payments due to Mr. Martell are suspended until February 1, 2010.  Interest will continue to accrue but at a new rate of the greater of 5% or the prime rate plus 1%.  All accrued interest on the Note will be due and payable on February 1, 2010, and interest will be due and payable monthly thereafter.  Monthly principal payments in the amount of $50,000 will be due and payable beginning on February 1, 2010 and continuing until December 31, 2014, when all remaining principal and accrued interest on the Note will become due and payable in one lump sum amount.

A copy of the Note Amendment is incorporated by reference herein.

Item 2.02  Results of Operations and Financial Condition.*

On April 15, 2007, MISCOR Group, Ltd., issued a press release announcing its results of operations and financial condition for the quarter and year ended December 31, 2008.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1
Fourth Amendment to Credit and Security and Limited Waiver of Defaults dated April 14, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.56b of the registrant’s Annual Report on Form 10-K filed on April 15, 2009)

10.2
Amendment to Promissory Note dated April 14, 2009 issued by the registrant (assignee of Magnetech Industrial Services, Inc.) to John A. Martell (incorporated by reference to Exhibit 4.11a of the registrant’s Annual Report on Form 10-K filed on April 15, 2009)

99.1*	Press release, dated April 15, 2009

*  The information furnished under Item 2.02 of this Current Report on Form 8-K, including the exhibit attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of MISCOR Group, Ltd., under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR Group, Ltd.
Date: April 17, 2009

	By:	/s/ John A. Martell
John A. Martell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fourth Amendment to Credit and Security and Limited Waiver of Defaults dated April 14, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant (incorporated by reference to Exhibit 10.56b of the registrant’s Annual Report on Form 10-K filed on April 15, 2009)

10.2
Amendment to Promissory Note dated April 14, 2009 issued by the registrant (assignee of Magnetech Industrial Services, Inc.) to John A. Martell (incorporated by reference to Exhibit 4.11a of the registrant’s Annual Report on Form 10-K filed on April 15, 2009)

99.1	Press release, dated April 15, 2009